/X/ Please mark your
    votes as in this
    example

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL (1), THE APPROVAL
              AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

1. Approval and Adoption of the Agreement and Plan of Merger, dated as of February 6, 2000, among Pfizer Inc., a wholly-owned subsidiary of Pfizer, and Warner-Lambert Company and of the merger contemplated thereby.

FOR       AGAINST        ABSTAIN
/ /         / /            / /


PLEASE VOTE BY RETURNING THE ATTACHED PROXY CARD

/ /  PLEASE SEND AN ADMITTANCE CARD

IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE CHECK THE BOX ABOVE, AND AN ADMITTANCE CARD WILL BE MAILED TO YOU.

/ /  CHANGE OF ADDRESS ON REVERSE SIDE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WARNER-LAMBERT COMPANY. WHEN PROPERLY EXECUTED IT WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER BUT UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR PROPOSAL (1), THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

VOTE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


SIGNATURE                                         DATE
         -----------------------------------------------------
NOTE: Please sign exactly as name appears hereon, joint owners should each sign. When signing as attorney or guardian, please give full title as such.

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


                                    P R O X Y

                                FORM OF PROXY CARD

                              WARNER-LAMBERT COMPANY
                                      PROXY
                   PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD AT [TIME] ON [DATE] AT [PLACE]


LODEWIJK J.R. DE VINK, ERNEST J. LARINI and GREGORY L. JOHNSON and each of them, with full power of substitution, are hereby authorized to represent and to vote and act with respect to all stock of the undersigned at the Special Meeting of
Stockholders of Warner-Lambert Company on                        , 2000 and any
adjournment or adjournments thereof, as designated herein upon the proposal set forth herein, as set forth in the Joint Proxy Statement/Prospectus, and, in their discretion, upon such other matters as may be properly brought before the meeting.
                                                 (Change of Address/Comments)

                                                  ----------------------------

                                                  ----------------------------

                                                  ----------------------------

                                                  ----------------------------
                                                  (If you have written in the
                                                   above space, please mark the
                                                   corresponding box on the--
                                                   reverse side of this card)

                                                             SEE REVERSE SIDE
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